UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2016

NEWPARK RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-2960	72-1123385
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9320 Lakeside Boulevard, Suite 100
The Woodlands, TX		77381
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (281) 362-6800

______________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 12, 2016, Newpark Resources, Inc., a Delaware corporation (the “Company”), and certain of its subsidiaries, as borrowers, entered into an asset-based revolving credit agreement (the “ABL Credit Agreement”) with Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer and a group of lenders, including Bank of America, N.A. The information set forth below with respect to the ABL Credit Agreement and the credit facility evidenced thereby under Item 2.03 of this Current Report on Form 8-K is hereby incorporated in this Item 1.01 by reference. Certain of the lenders under the ABL Credit Agreement and their affiliates have in the past provided, and may from time to time in the future provide, commercial banking, financial advisory, investment banking and other services to the Company.

Item 1.02     Termination of a Material Definitive Agreement.

The Company, as a borrower, previously entered into a Third Amended and Restated Credit Agreement, dated as of March 6, 2015, with JPMorgan Chase Bank, N.A, as Administrative Agent, Bank of America, N.A., as Syndication Agent, Wells Fargo Bank, National Association, as Documentation Agent and a group of lenders, including JPMorgan Chase Bank, N.A. (as amended prior to the date hereof, the “Existing Credit Agreement”). In connection with and substantially concurrently with the Company and certain of its subsidiaries’ entering into the ABL Credit Agreement on May 12, 2016, the Company terminated all commitments under the Existing Credit Agreement.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 12, 2016, the Company, and certain of its subsidiaries, as borrowers, entered into the ABL Credit Agreement with Bank of America, N.A., as administrative agent, swing line lender and line of credit issuer and a group of lenders, including Bank of America, N.A. The ABL Credit Agreement provides for a senior secured revolving credit facility of up to $90 million (the “ABL Facility”), subject to a borrowing base, and contains within the facility, a letter of credit sublimit of $65 million and a swing line sublimit of the lesser of (a) $10 million and (b) the amount of the aggregate commitments. Proceeds of loans under the ABL Facility may be used for working capital and other general corporate purposes and subject to certain conditions, the refinancing of existing indebtedness. Subject to customary conditions, the Company may request that the lenders’ aggregate commitments under the ABL Facility be increased by up to $60 million (but the lenders are not required to agree to increase their respective commitments). The ABL Facility is to be secured by a first priority lien on substantially all of the personal and real property of the borrowers.

The borrowers must satisfy, on or before August 1, 2016, certain conditions precedent for the initial extension of credit under the ABL Facility, including the termination of the liens under the Existing Credit Agreement, the delivery of security documents required for the securitization of collateral for the ABL Facility and the delivery of legal opinions. Additionally, all extensions of credit (including the initial extension of credit) are subject to the satisfaction by the borrowers of other conditions precedent, including the accuracy of representations and warranties made by the borrowers and the absence of any default or event of default under the ABL Facility. If the conditions precedent for the initial extension of credit are not satisfied by August 1, 2016, the lenders commitments under the ABL Facility to make loans and issue letters of credit will terminate on August 2, 2016.

The ABL Facility replaced the Existing Credit Agreement. See Item 1.02. “Termination of a Material Definitive Agreement” above.

The ABL Facility will mature on the earlier of (a) March 6, 2020 and (b) June 30, 2017 if by such date, the Company’s 4% convertible senior unsecured notes due 2017 (the “Convertible Notes”) have not been repurchased, redeemed or refinanced in full or the Company has not escrowed sufficient funds for the future settlement thereof.

Amounts borrowed under the ABL Facility bear interest, at the Company’s option, at either an adjusted LIBOR rate plus an applicable margin per annum, or an alternate base rate plus an applicable margin per annum. The applicable margin for LIBOR rate loans will initially be 3.5% and is adjusted on a sliding scale from 2.5% to 3.5% based on a consolidated leverage ratio prior to the Company’s consolidated EBITDA exceeding $50 million for two consecutive quarters, and from 2.25% to 3.25% from and after the Company’s Consolidated EBITA exceeding $50 million for two consecutive quarters. The applicable margin for a base rate loan will initially be 2.5% and is adjustable on a sliding scale from 1.5% to 2.5% based on such consolidated leverage ratio prior to the Company’s consolidated EBITDA exceeding $50 million for two consecutive quarters, and from 1.25% to 2.25% from and after the Company’s consolidated EBITDA exceeding $50 million for two consecutive quarters. Rates at the lowest tier are subject to a further requirement that the consolidated fixed charge coverage ratio be less than or equal to 2.00 to 1.00, and in the absence of compliance with such further requirement, the applicable margin would increase to the second tier, i.e., by 25 basis points, in each case.

The Company is also required to pay a commitment fee equal to (i) 0.375% per annum at any time the consolidated leverage ratio is less than 2.0 to 1.0; (ii) 0.5% per annum at any time the consolidated leverage ratio is greater than or equal to 2.0 to 1.0 but less than 4.0 to 1.0; and (iii) 0.625% at any time the consolidated leverage ratio is greater than or equal to 4.0 to 1.0, times the amount of the daily unused aggregate commitments.

For each letter of credit issued under the ABL Facility, the borrowers are required to pay a fee in an amount equal to the interest rate for LIBOR rate loans as then in effect times the average daily amount available to be drawn under each such letter of credit plus a “fronting” fee to the letter of credit issuing bank in an amount equal to 0.125% percent times the amount available to be drawn under each such letter of credit (in addition to customary fees and standard costs and charges).

The ABL Facility contains various representations, warranties and restrictive covenants that, among other things and subject to certain specified circumstances and exceptions, restrict or limit the ability of the borrowers and their subsidiaries to incur indebtedness (including guarantees), grant liens, make investments, pay dividends or distributions with respect to capital stock or make other restricted payments, make prepayments on other indebtedness, re-purchase or redeem the Convertible Notes, engage in mergers or other fundamental changes, dispose of property, or change the nature of their business.

The ABL Facility requires compliance with a fixed charge coverage financial covenant if availability under the ABL Facility is (a) less than the greater of $25 million or 25% of the aggregate commitments during the period prior to the date on which the Convertible Notes have been redeemed, repurchased, converted or refinanced in full or (b) less than the greater of $15 million or 15% of aggregate commitments during the period after such date. During this specified period, the Company must not permit its fixed charge coverage ratio to be less than 1.0 to 1.0. The ABL Credit Agreement generally defines the fixed charge coverage ratio as the ratio of the Company and its subsidiaries’ (a) adjusted EBITDA less adjusted capital expenditures and cash taxes paid plus cash tax refunds if not used to redeem or repurchase the Convertible Notes and (b) the sum of fixed charges, in each case, determined as of the most recently ended twelve calendar month period.

The ABL Facility contains certain affirmative covenants, including reporting requirements such as delivery of financial statements, borrowing base and other certificates and notices of certain events, maintaining insurance, and providing additional guarantees and collateral in certain circumstances.

The ABL Facility includes customary events of default including non-payment of principal, interest or fees, violation of covenants, inaccuracy of representations or warranties, cross-default to other material indebtedness, bankruptcy and insolvency events, invalidity or impairment of guarantees or security interests or invalidity of loan documents, certain ERISA events, unsatisfied or unstayed judgments and change of control.

The foregoing summary of the ABL Facility does not purport to be complete and is qualified in its entirety by reference to the complete terms of the ABL Credit Agreement, filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 3.03     Material Modification to Rights of Security Holders.

The disclosure under Item 2.03 of this Current Report on Form 8-K relating to the restriction on dividends on the Company’s common stock contained in the Credit Agreement is also responsive to this Item 3.03 and is incorporated by reference.

Item 7.01     Regulation FD Disclosure.

On May 13, 2016, the Company issued a press release announcing that it has entered into the ABL Credit Agreement. A copy of the press release is being furnished and is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information referenced under Item 7.01 (including Exhibit 99.1 referenced in Item 9.01 below) of this Current Report on Form 8-K is being “furnished” under “Item 7.01. Regulation FD Disclosure” and, as such, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information referenced under Item 7.01 (including Exhibit 99.1 referenced in Item 9.01 below) of this Current Report on Form 8-K shall not be incorporated by reference into any registration statement, report or other document filed by Newpark pursuant to the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such filing.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	ABL Facility Agreement dated May 12, 2016 by and among Newpark Resources, Inc., Newpark Drilling Fluids LLC, Newpark Mats & Integrated Services LLC, Excalibar Minerals LLC, and Dura-Base Nevada, Inc., as borrowers, Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, and the other Lenders party hereto.

99.1	Press release dated May 13, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPARK RESOURCES, INC.

Dated: May 13, 2016	By:	/s/ Gregg S. Piontek
Gregg S. Piontek, Vice President and Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1	ABL Facility Agreement dated May 12, 2016 by and among Newpark Resources, Inc., Newpark Drilling Fluids LLC, Newpark Mats & Integrated Services LLC, Excalibar Minerals LLC, and Dura-Base Nevada, Inc., as borrowers, Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, and the other Lenders party hereto.

99.1	Press release dated May 13, 2016.

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